Exhibit 99.2

                          NORTHERN INSTITUTIONAL FUNDS

                                   FORM N-SAR

                                File No. 811-3605

                          Year Ended November 30, 2001

Exhibit Index
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Sub-Item 77B:  Accountant's Report on Internal Control

Sub-Item 77I:  Terms of new or amended securities.

Sub-Item 77Q1(a): Material Amendments to Charter or By-Laws.

Sub-Item 77Q1(e): Copies of any new or amended Registrant investment advisory contracts.

Sub-Item 77I:  Terms of new or amended securities.

     (b) The Registrant offered new shares of common stock for the Liquid Assets Portfolio.

     The information required by Sub-Item 77I(b) with respect to the Liquid Assets Portfolio is incorporated herein by reference to the following sections of the Registrant's prospectus dated August 1, 2001 and statement of additional information dated August 1, 2001: Portfolio Fees and Expenses; Account Policies and Other Information; Distributions and Taxes (prospectus); Investment Restrictions; In-Kind Redemptions; Performance Information; Description of Shares; and Additional Information Concerning Taxes (statement of additional information).

Sub-Item 77Q1(a): Copies of any material amendments to the Registrant's Charter or By-Laws.

     Amendment No. 7 dated July 31, 2000 to the Agreement and Declaration of Trust is incorporated herein by reference to Exhibit (a)(8) to Amendment No. 50 under the Investment Company Act of 1940 ("Amendment No. 50").

Sub-Item 77Q1(e): Copies of any new or amended Registrant investment advisory contracts.

     Investment Advisory Agreement between the Registrant and Northern Trust Investments, Inc. dated July 31, 2001, is incorporated herein by reference to Exhibit (d) to Amendment No. 50.